Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Rocky Brands, Inc. and Subsidiaries for the year ended December 31, 2021 of our reports dated March 15, 2022 included in its Registration Statement on Forms S-8 (No. 333-198167 and No. 333-258610) relating to the consolidated financial statements and financial statement schedules and internal controls for the years ended December 31, 2021 and 2020 listed in the accompanying index.

/s/ Schneider Downs & Co., Inc.

Columbus, Ohio

March 15, 2022